SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

JMAR TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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October 23, 2002

Dear Shareholder:

It is my pleasure to invite you to the JMAR Technologies, Inc. 2002 Annual Meeting of Shareholders.

We will hold the meeting on Friday, December 6, 2002 at 10:00 a.m. at the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California. After the close of the formal portion of the meeting we will review the major developments of 2002, answer your questions and discuss our future prospects. We will also have a number of our key employees available to meet with you.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides additional information about JMAR’s management.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,

/s/  Vernon H. Blackman

Vernon H. Blackman, Ph.D.
Chairman of the Board

JMAR TECHNOLOGIES, INC.
NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

Date: Friday, December 6, 2002
Time: 10:00 a.m.
Place: Hilton La Jolla Torrey Pines Hotel
10950 North Torrey Pines Road
La Jolla, California

TO THE SHAREHOLDERS:

At our 2002 Annual Meeting, we will ask you to:

(1)	Elect seven directors to serve for the next year or until their successors are elected;

(2)	To consider and approve an amendment to the Company’s 1999 Stock Option Plan to increase the number of shares reserved for purchase thereunder by 1,000,000 shares.

(3)	To ratify the appointment of Grant Thornton, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002; and

(4)	Transact any other business that may properly be presented at the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

If you were a shareholder of record at the close of business on October 23, 2002, you are entitled to vote at the Annual Meeting.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. If you do attend the meeting, you may then withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/  Joseph G. Martinez

Joseph G. Martinez
Corporate Secretary,
Senior Vice President and General Counsel

San Diego, California
October 23, 2002

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
INFORMATION ABOUT JMAR STOCK OWNERSHIP
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE COMPANY’S 1999 STOCK OPTION PLAN
PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF AUDITORS
CHANGE IN ACCOUNTANTS
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS
EQUITY COMPENSATION PLAN INFORMATION
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
APPENDIX A

PROXY STATEMENT FOR JMAR TECHNOLOGIES, INC.
2002 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2002 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Along with this Proxy Statement, we are also sending you the JMAR Technologies, Inc. (“JMAR” or “Company”) 2001 Annual Report.

WHO IS ENTITLED TO VOTE?

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about November 8, 2002 to all shareholders entitled to vote. Shareholders who owned JMAR Common Stock at the close of business on October 23, 2002 are entitled to vote. On this record date, there were 23,847,973 shares of JMAR Common Stock outstanding. JMAR Common Stock is our only class of outstanding capital stock.

WHAT CONSTITUTES A QUORUM?

A majority of our shareholders entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. In order to conduct the meeting and to vote to elect the directors, shareholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares who cause abstentions to be recorded at the meeting, will be considered present at the meeting and entitled to vote and they will count toward the quorum. As discussed below, however, in determining the number of shares present for voting on the proposal to approve the amendment to the 1999 Stock Option Plan, proxies marked as abstentions will be counted as present at the meeting, while broker non-votes will not be counted as present at the meeting for that proposal.

HOW MANY VOTES DO I HAVE?

Each share of JMAR Common Stock that you owned at the close of business on October 23, 2002 entitles you to one vote. The proxy card indicates the number of votes that you have.

HOW DO I VOTE BY PROXY?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “Proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your Proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all seven nominees for director

•	“FOR” the approval of an amendment to the 1999 Stock Option Plan to increase the number of shares reserved for purchase thereunder by 1 million shares

•	“FOR” the appointment of Grant Thornton, LLP as the Company’s independent auditors

If any other matter is presented, your Proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his best judgment. At the time this Proxy

Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

If you hold your shares of JMAR Common Stock in “street name” (that is, through a broker, bank or other nominee) and you fail to instruct your broker, bank or nominee as to how to vote such shares of common stock, your broker, bank or nominee may, in its discretion, vote your shares “FOR” the election of the nominees for director and “FOR” the two Proposals set forth herein. There are currently pending rule changes which, if effective prior to the Annual Meeting, may preclude brokers from giving a proxy to vote on the proposal to amend the 1999 Stock Option Plan unless they have received instructions from the beneficial owner of the shares. In such case, the holders whose shares are held in “street name” will be required to instruct the broker as to how the broker should vote on the Proposal to amend the 1999 Stock Option Plan for their votes to be counted.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

If you are a “record holder” of the shares (i.e., your shares are not held in “street name”) and you have returned the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:

•	You may request another proxy card from JMAR’s Corporate Secretary, complete it and mail it to JMAR’s Corporate Secretary.

•	You may notify JMAR’s Corporate Secretary by mail before the Annual Meeting that you have revoked your proxy.

•	You may attend the Annual Meeting and vote in person.

If your shares are held in “street name” (i.e., in the name of your broker, bank or other nominee), you should contact your broker, bank or other nominee for instructions on how to change your vote.

HOW DO YOU VOTE IN PERSON?

If you are a record holder of the shares and you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. Your voting in person at the Annual Meeting will take precedence over any prior proxies you have given. However, if your shares are held in “street name” (i.e., in the name of your broker, bank or other nominee), you must obtain a legal proxy from your broker, bank or other nominee and bring it to the Annual Meeting in order to cast your vote in person.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

PROPOSAL 1:
Elect Seven Directors	The seven nominees for director who receive the most votes will be elected. So, if a quorum exists and you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Our Certificate of Incorporation does not permit cumulative voting.

PROPOSAL 2:
Approve Amendment to 1999 Stock Option Plan	The affirmative vote of a majority of the votes present at the Annual Meeting on this proposal is required to approve the amendment to the Company’s 1999 Stock Option Plan. For this purpose, if you “ABSTAIN” from voting, your vote will be counted as present at the Meeting and will have the effect of an “AGAINST” vote. Broker non-votes, however, are not counted in determining the total number of shares present at the meeting and have no effect on the outcome of this proposal.

PROPOSAL 3:
Appointment of Auditors	The affirmative vote of a majority of the votes present at the Annual Meeting on this proposal is required to approve the ratification of the appointment of Grant Thornton, LLP as the Company’s independent auditors for the year 2002. For this purpose, abstentions and broker non-votes will be counted as present at the meeting and will have the effect of an “AGAINST” vote.

WHO PAYS THE COST OF SOLICITING THESE PROXIES?

JMAR will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will reimburse them for their reasonable expenses.

INFORMATION ABOUT JMAR STOCK OWNERSHIP

Ownership of 5% or More of JMAR Common Stock

The following lists all persons known by the Company to be the beneficial owner of more than 5 percent of the Company’s Common Stock as of October 23, 2002. A person is deemed to be the beneficial owner of JMAR Common Stock, whether or not such person has any economic interest therein, if such person directly or indirectly has (or shares with others) voting or investment power with respect to the JMAR shares or has the right to acquire beneficial ownership within sixty days.

Name and Address	Number of Shares Beneficially Owned	Percent of Total

John S. Martinez(1) 5800 Armada Drive Carlsbad, CA 92008	1,772,583	7.05%

(1)	Includes: (a) 480,341 shares owned of record by the John S. Martinez Separate Property Trust, of which Dr. Martinez as trustee, has sole voting and investment power; and (b) 1,292,242 shares of Common Stock which are issuable upon exercise of currently exercisable warrants and stock options.

Ownership of JMAR Common Stock by Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of October 23, 2002 by each nominee for director, the “Named Officers” (as defined in “Executive Compensation” on page 14 below) and by all director nominees and executive officers as a group. The Company has also provided the beneficial ownership for certain other executive officers who are not “Named Officers”. Except as otherwise noted, the following stockholders have sole voting and investment power with respect to the shares. Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table.

		Percentage of
	Number of Shares of	Outstanding Common
	Common Stock	Stock Beneficially
Beneficial Owner	Beneficially Owned	Owned

John S. Martinez(1)	1,772,583	7.05%

Marvin W. Sepe(2)	262,512	1.09%

Dennis E. Valentine(3)	238,252	(14)

		Percentage of
	Number of Shares of	Outstanding Common
	Common Stock	Stock Beneficially
Beneficial Owner	Beneficially Owned	Owned

E. Fred Schiele (4)	192,661	(14)

James H. Banister, Jr. (6)	123,618	(14)

Charles A. Dickinson (5)	119,203	(14)

Joseph G. Martinez (7)	85,501	(14)

Vernon H. Blackman (8)	84,823	(14)

Barry Ressler (9)	61,412	(14)

C. Neil Beer (10)	60,993	(14)

Daniel J. Fleming (11)	40,580	(14)

John H. Carosella (12)	33,852	(14)

Ronald A. Walrod	0	0%

All executive officers and directors as a group (14 persons) (13)	3,082,191	11.74%

(1)	See footnote (1) to preceding table.

(2)	Includes 256,188 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(3)	Includes 208,060 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(4)	All shares are issuable upon exercise of currently exercisable stock options and warrants. Mr. Schiele’s employment terminated in September, 2001.

(5)	Includes 48,564 shares which are issuable upon conversion of debt of which 24,282 are issuable upon conversion of debt held by Mr. Dickinson’s wife. Includes 31,212 shares held by Mr. Dickinson’s wife. Includes 3,333 shares which are issuable upon exercise of currently exercisable stock options.

(6)	Includes 84,254 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(7)	Includes 78,996 shares which are issuable upon exercise of currently exercisable stock options.

(8)	Includes 65,000 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(9)	Includes 49,999 shares which are issuable upon exercise of currently exercisable stock options.

(10)	Includes 55,008 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(11)	Includes 2,560 shares which are issuable upon conversion of debt. Includes 13,333 shares which are issuable upon exercise of currently exercisable stock options.

(12)	All shares are issuable upon exercise of currently exercisable stock options.

(13)	Includes 2,400,493 shares which are issuable upon exercise of currently exercisable stock options and warrants or upon conversion of debt.

(14)	Less than one percent.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

We are asking the shareholders to elect a board of seven directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below, all of whom are presently directors of the Company. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, if such an event should occur, the shares will be voted for such substitute nominee or nominees as may be designated by the Board of Directors. Pursuant to an agreement between the Company and Dr. Martinez, the Company has agreed to nominate Dr. Martinez as a director at the 2002 Annual Meeting. The term of office of each person elected as director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

Name of Nominee	Age	Principal Occupation	Director Since

James H. Banister, Jr.	72	President of Piezomechanical Devices	1989

C. Neil Beer, Ph.D.	67	Executive Vice President of Computer Technology Associates, Inc.	1988

Vernon H. Blackman, Ph.D.	72	Chairman of the Board	1991

Charles A. Dickinson	78	Consultant	2001

John S. Martinez, Ph.D.	72	Retired Chairman of the Board and Chief Executive Officer of the Company	1987

Barry Ressler	61	Chief Executive Officer and Chairman of the Board of Triton Thalassic Technologies, Inc.	1994

Ronald A. Walrod	60	President and Chief Executive Officer of the Company	2002

JAMES H. BANISTER, JR., has been a director since December 1989 and was a consultant to the Company from September 1989 until March 1994. From October 1993 to September 1999, Mr. Banister was President, Chief Executive Officer and a Director of Kinetic Ceramics, Inc. He sold Kinetic Ceramics in October 1999 and formed a new company, Piezomechanical Devices, of which he is President and sole owner. From August 1987 to June 1988 he was President and CEO of MSI, a subsidiary of Olin Corporation supplying Signal Intelligence and electronic warfare equipment and services. When that company was sold by Olin, Mr. Banister retired to manage his personal investments. Mr. Banister was with Physics International Company (which became a subsidiary of Olin Corp. in 1985), from June 1964 to August 1987, successively holding the positions of Contracts Manager, Director of Marketing and Contract Relations, Vice President and Director of Administration and Senior Vice President responsible for finance and administration. From 1953 to 1964, Mr. Banister was with Stanford Research Institute, now SRI International, holding the position of Manager of Contract Administration. Mr. Banister received a Bachelor of Science degree in Business and Engineering administration from MIT and has taken graduate courses in law at Golden Gate College. He has been an officer and director of several subsidiaries of Physics International Company.

C. NEIL BEER, Ph.D., has been a director since July 1988 and was an employee of the Company from May 1991 until November 1992 and a consultant to the Company from April 1993 to September 1993. Dr. Beer currently is the Executive Vice President of Computer Technology Associates, Inc. From April 1996 until April 2002, Dr. Beer was the President of SECON, a software and systems engineering company primarily supporting the national intelligence community. Prior to that, he was the Colorado Space Advocate, responsible for the growth of Colorado’s space industry. From September 1986 to October 1989, he was President and Chief Executive Officer of Thermo Technologies Corporation which develops advanced lasers, optics, signal processing and energy conversion hardware. Previously, he was Deputy for Strategic Defense, Military Applications, at Livermore National Laboratory. During his career with the U.S. Air Force, Dr. Beer achieved the rank of Major General and was deputy Chief of Staff, plans and programs, for the Air Force Space Command. Earlier, while assigned to the office of the Secretary of Defense, he worked with the White House staff on policy and support requirements. Dr. Beer was associate professor of mathematics at the Air Force Academy and a combat pilot in Southeast Asia. Dr. Beer graduated magna cum laude with a B.S.

degree in engineering from the University of Oklahoma and received his doctorate in Operations Research in 1972 from that same University. Dr. Beer is recipient of the NDIA Medal for Outstanding Achievement in Space.

VERNON H. BLACKMAN, Ph.D., was elected Chairman of the Board in August, 2002. He has been a director of the Company since July 1991 and from time to time, has been a consultant of the Company since December 1991. Dr. Blackman served as Chairman of the Board and Chief Executive Officer of Esscor, a training and simulation service company to the utility industry, from December 1991 to July 1997 at which time ESSCOR was acquired by Foxboro Corporation. Dr. Blackman also served as Chairman of the Board, President and Chief Executive Officer of JAYCOR from 1989 until March 1991. JAYCOR was a high-technology company that supplied R&D services to various agencies of the U.S. Government, primarily the Department of Defense. Prior to joining JAYCOR, Dr. Blackman acted as a venture investor for his own account and helped to fund the early stage development of several companies. Dr. Blackman has also served on the Boards of Directors of several other public companies, including Newport Pharmaceuticals International, Inc. (1967-1974); Maxwell Laboratories, Inc. (1966-1974); Topaz, Inc. (1979-1983) at which time Topaz was acquired by Square D Corporation; and Optical Radiation Corporation (1970-1995). From 1974 to 1982, Dr. Blackman served as President, CEO and Chairman of the Board of S-Cubed, a high technology company that provided services and products to agencies of the U.S. Government. S-Cubed was acquired by Maxwell Laboratories, Inc. In 1959, Dr. Blackman co-founded MHD Research which was acquired by Hercules Corporation in 1964. Dr. Blackman received a BA in Physics from Colgate University in 1951 and a Ph.D. in Physics from Princeton University in 1955, subsequent to which he served on the faculty as a research associate for 2 years.

CHARLES A. DICKINSON has been a director of the Company since August 2001. Mr. Dickinson twice served as Chairman of the Board of Directors of Solectron Corporation, a $20 billion per-year worldwide leader in electronics manufacturing, assembly, and test services for electronic companies around the world. He joined the Solectron Board in 1984, served as Chairman from 1986 to 1990 and from 1994 to September 1996 and continues to serve as a director today. While an outside director, he accepted the assignment of establishing Solectron’s European business in 1991 and served as President of Solectron Europe from 1993 to February 1996. From January 2000 to August 2001 he was Chairman of the Board of Directors of SAL. Before Solectron, Mr. Dickinson was Chairman, President and CEO of Vermont Micro Systems, Inc. He was also CEO of Dataproducts Corporation and he served seven years in various general management roles at Control Data Corporation. Prior to that, he was the Corporate Vice President of Manufacturing for Memorex and spent 20 years at RCA. He has served on the Boards of many other public and private companies over the years and currently is the Chairman of LeCroy Corporation, Inc., a public company, and privately-held Aavid Thermal Technologies, Inc., Nypro, Inc. and Systolic Networks. Mr. Dickinson holds a Bachelors of Electrical Engineering and an MBA from the University of Minnesota.

JOHN S. MARTINEZ, Ph.D., is co-founder of the Company and served as Chairman of the Board and Chief Executive Officer since its inception in 1987. In August, 2002, Dr. Martinez retired as Chairman and Chief Executive Officer of the Company, but remains as a director. Prior to co-founding the Company in October 1987, he was President of HLX Laser, Inc., an excimer laser development company. Dr. Martinez is President of Jamar Enterprises, a management and investment consultant to high-technology companies, a company that is unaffiliated with the Company. From 1976 to 1984, Dr. Martinez was President and Chief Executive Officer of Physics International Company (“PI”), a high-technology research, development and manufacturing company specializing in high-intensity energy technology and X-ray generation equipment. During that period, PI’s annual sales grew from approximately $9,000,000 to over $42,000,000 and profits grew at a compounded annual rate in excess of 32%. From 1961 to 1976, Dr. Martinez held a number of management positions at TRW, Inc. He formed that company’s High Energy Laser program in 1970 and managed it until he left the company in 1976. Dr. Martinez, a Ford Foundation and Atomic Energy Commission Fellowship holder, earned his Ph.D. in Engineering Science from the University of California (Berkeley) in 1962, his Bachelor’s degree from Rensselaer Polytechnic Institute (Troy, NY) in 1951 and is a graduate of the Oak Ridge School of Reactor Technology. He served on active duty in the U.S. Marine Corps during the Korean War and was discharged as a Captain in 1954. He is the holder or co-holder of six patents. Dr. Martinez is the father of Joseph G. Martinez, Senior Vice President and General Counsel of the Company.

BARRY RESSLER has been a director of the Company since January 1994. Mr. Ressler is the Chief Executive Officer and Chairman of the Board of Triton Thalassic Technologies, Inc. (T3I), a company engaged in the non-chemical pathogen inactivation of blood products; photo-activation of therapeutic compounds and the treatment and control of micro-organism contaminated fluids for the paper, automotive, food packaging and pharmaceutical industries. Mr. Ressler is also the President of STAR Associates, Inc., a company engaged in the consultation, strategic planning and project funding of early stage industrial process and therapeutic/diagnostic technologies. From 1983 to December 1993 he served as Chief Executive Officer and Chairman of the Board of Universal Voltronics Corporation (UVC), a public company that developed high-voltage Pulse Power products for scientific research, defense, medical and industrial applications. In March 1990, UVC became a public subsidiary of Thermo Electron Corp. From 1963 until his appointment as CEO and Chairman, he served in various capacities at UVC. Mr. Ressler is the Chairman of the Board of Directors of EP Therapeutics, Inc. a company engaged in the development of a revolutionary new class of therapeutics as safer, alternative treatments for human cancers by eliminating the need for chemotherapy or radiation treatment protocols. The treatment does not base upon the conventional cytotoxic activities, but rather on the unique biological properties that involve regulation of cell differentiation, proliferation and invasion of human cancer cells. All tumor cell lines derived from cancers of breast, colon, liver, ovary, prostate and brain being studied to date respond well to this class of biologics. Mr. Ressler is also a member of the Nauticos Corp. Sciences Business and Technology Advisory Board. Nauticos Corp. has developed advanced side scan sonar, ROV and research protocols used in the discovery of historic and contemporary sunken vessels. Mr. Ressler graduated from the Pratt Institute with a B.S. in Engineering Science.

RONALD A. WALROD was elected President, Chief Executive Officer and director in October, 2002. From 1998 to 2000, Mr. Walrod served as President and CEO of Kinetic Probe, a privately-held company engaged in the development of semiconductor probe cards. While there, he established a new business model for the start-up operation and secured funding from a range of sources to develop and commercialize its product. From 1996 to 1998, Mr. Walrod served as President and CEO of Nautronix, a leading supplier of dynamic positioning, autopilot and automation systems for marine applications. While under his direction, that company, a U.S. subsidiary of an Australian company, effectively capitalized on emerging opportunities in the offshore oil and gas industry and tripled its revenues in less than two years. From 1984 to 1993, Mr. Walrod served as President and CEO of Applied Remote Technology, Inc. (ART), a company he founded to develop autonomous undersea vehicle (AUV) systems, advanced undersea sensors, and acoustic communications links, all of which have both commercial and military applications. Under his leadership, ART formed a series of teaming agreements, strategic alliances, and technology transfer agreements that enabled it to gain rapid access to its targeted markets. The effectiveness of ART’s AUV and sensor systems earned the Company recognition as a leading innovator in the field and led directly to ART’s acquisition by General Dynamics. Mr. Walrod graduated with Honors from the United States Coast Guard Academy and earned both Masters of Science and Professional Engineer Degrees from the Massachusetts Institute of Technology in 1970, and received a Masters of Business Administration degree from the University of San Diego in 1983. He was awarded a fellowship for graduate studies in Ocean Engineering from the National Science Foundation and has twice received the Industrial Research and Development IR 100 Award for Remotely Operated Vehicles developed under his direction. Mr. Walrod holds a United States Patent for “Comminution by Cryogenic Electrohydraulics” that was issued in 1998.

Board Meetings and Committees; Other Matters

The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 2001. Each director attended at least 75 percent of the total number of Board meetings in 2001 (during the time such person was a director) plus meetings of the committees of the Board on which that particular director served. Other than Mr. Walrod, no director is an employee of the Company.

The Company’s Audit Committee is the only standing Committee of the Board. The members of the Audit Committee are Dr. Blackman, Mr. Banister and Mr. Ressler. The Audit Committee annually recommends to the Board of Directors a firm of certified public accountants to conduct audits of the accounts and affairs of the Company. The Audit Committee also reviews accounting objectives and procedures of the Company and the findings and reports of the independent certified public accountants, and makes such reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee held one meeting during the fiscal year ended December 31, 2001. In addition, three meetings were held between the Audit Committee Chairman (Dr. Blackman) and the Company’s independent certified public accountants. All of the members of the Audit Committee meet the independence standards of Rule 4200 (a) (14) of the Nasdaq Stock Market Marketplace Rules. See “Report of the Audit Committee” on page 20.

During fiscal year 2001, the entire Board of Directors acted as the Compensation Committee. Meeting as the Compensation Committee, the Board of Directors considered executive compensation matters at four meetings during the fiscal year ended December 31, 2001. The Compensation Committee is empowered to make decisions relating to the overall compensation arrangements for the Company’s executive officers and to any compensation plans in which officers and directors of the Company are eligible to participate. See

“Report of the Compensation Committee” on page 19 for a description of the Company’s executive compensation policies.

The Company has no separately designated nominating committee.

Vote Required for Election of Directors

Directors are elected by a plurality of the votes. If more than seven persons are in nomination, the seven nominees receiving the most votes will be elected as directors. Once a quorum is established, abstentions or other non-votes will not have any legal effect on the election of directors. See “Information About the Annual Meeting and Voting” on pages 1 and 2.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR.

PROPOSAL 2
APPROVAL OF AMENDMENT TO
THE COMPANY’S 1999 STOCK OPTION PLAN

In 1999, the Board of Directors and shareholders approved the JMAR Technologies, Inc. 1999 Stock Option Plan (the “1999 Plan”), which authorizes the granting of options to purchase a maximum of 900,000 shares of the Company’s Common Stock to employees, directors and consultants (including those who are also officers and directors) of the Company and its subsidiaries. Since the adoption and approval of the 1999 Plan, the Company has hired additional key employees, including those who joined the Company with the acquisition of SAL, Inc. in 2001. The grant of stock options in connection with the hiring of new key employees, as well as the customary awards to current employees, has resulted in approximately 245,000 of the 900,000 options authorized under the 1999 Plan remaining available for issuance as of October 23, 2002.

The Board of Directors of the Company believes that one of the keys to the Company’s future success is its ability to continue to develop and introduce into the market new high performance technologies and products. In order to do this, the Company will need to continue to recruit and hire talented employees. The Board of Directors believes that the Company’s ability to grant employee stock options plays a critical role in the ability of the Company to attract and retain these key employees by affording them an opportunity to acquire a proprietary interest in the Company. The Board also believes that the grant of stock options to its current employees encourages greater stock ownership which serves to further align the interests of the Company’s employees with the interests of the Company’s shareholders.

The principal terms of the 1999 Plan as amended by the proposed amendment (the “Amended 1999 Plan”) are summarized below.

Terms and Conditions of the Amended 1999 Plan

Approximately one hundred twenty five (125) persons currently are employees of the Company and subsidiaries and are eligible to be granted options under the Amended 1999 Plan.

During the ten year term of the Amended 1999 Plan (expiring April 16, 2009), the Amended 1999 Plan will authorize the granting of stock options to employees, directors and consultants to purchase an aggregate of 1,900,000 shares of the Company’s Common Stock (representing an increase of 1,000,000 shares under this proposal), of which 654,872 options have been granted as of October 23, 2002. Options under the Amended 1999 Plan may be granted to employees of the Company and subsidiaries, as Incentive Stock Options designed to qualify under Section 422A of the Internal Revenue Code of 1986, as amended, or as Non-Qualified Stock Options. Options granted to directors and consultants shall be Non-Qualified Stock Options.

The Amended 1999 Plan is administered by the Board of Directors (the “Board”) which has the discretion, subject to the terms of the Amended 1999 Plan, to prescribe, amend and rescind rules and regulations pertaining to the Amended 1999 Plan and the administration thereof.

The exercise price of options granted under the Amended 1999 Plan is determined by the Board but, in the case of Incentive Stock Options, shall not be less than the fair market value per share of Common Stock on the date of grant. It has also been the practice of the Board to issue Non-Qualified Stock Options with exercise prices not less than the fair market value per share of Common Stock on the date of the grant. The closing price of the Company’s Common Stock was $1.35 on October 23, 2002.

Under the terms of the Amended 1999 Plan, Incentive Stock Options expire no more than ten years from the date of grant and Non-Qualified Stock Options expire not more than eleven years from the date of grant. Each option granted under the Amended 1999 Plan becomes exercisable and vests in such increments and at such times as the Board shall specify. Shares covered by the unexercised portion of any terminated or expired option may again be the subject of further option grants under the Amended 1999 Plan.

Upon any exercise of an option granted under the Amended 1999 Plan, the purchase price of the shares purchased upon such exercise shall be paid in full (i) in cash, (ii) by delivery to the Company of shares of its Common Stock valued at their fair market value, or (iii) by a combination of cash and stock. The fair market value of shares of the Company’s Common Stock delivered in full or partial payment of the exercise price of an Option will be determined by the Board as of the date of exercise in the same manner by which the fair market value of shares of the Company’s Common Stock is determined on the date of grant of an option.

The Company will receive no consideration upon the grant of any option under the Amended 1999 Plan. Upon the exercise of an option, cash proceeds received by the Company will constitute general funds of the Company which may be used for general corporate purposes.

Options which are not exercisable on the date of termination of the employment, directorship or consultant relationship of an employee, director or consultant or which are not exercisable on the date of their death, shall expire on that date. Options which are exercisable on the date of an employee’s termination will expire unless exercised within 60 days after termination of his or her employment, except that upon an employee’s death, options which are exercisable on the date of an employee’s death may be exercised within one year following his or her demise by the personal representative of his or her estate. Options which are exercisable and are held by a consultant or director will expire unless exercised within one year following termination or resignation as a consultant or director or within one year following their death.

Substantially all of the options granted under the 1999 Plan have a provision which immediately vests all unvested options upon the occurrence of a change of control or upon the determination by the Board that there exists a threat of a change of control. A “change of control” is defined as the acquisition by any person, or any persons acting as a “group” within the meaning of Section 13(d)(3) of the Exchange Act, of 15% or more of the Company’s voting stock, unless prior to the acquisition the Board by two-thirds vote shall have specifically approved such acquisition.

Options granted under the Amended 1999 Plan are not transferable except by will or the laws of descent and distribution.

In the event of any change by reason of recapitalization, reclassification, stock split-up, combination of shares, stock dividend, or like capital adjustment, the Amended 1999 Plan provides that the Board of Directors shall make appropriate adjustments in the aggregate number and kind of shares available for option grants under the Amended 1999 Plan or subject to outstanding options thereunder and also make appropriate adjustments in the per share exercise price of outstanding options.

In the event of the merger, consolidation or other reorganization of the Company, or in the event of any dissolution or liquidation of the Company, the Amended 1999 Plan provides that the Board of Directors shall elect either to (i) appropriately adjust the number, kind and exercise price of shares subject to all outstanding options thereunder and shares which may become subject to options granted thereafter, or (ii) terminate the Amended 1999 Plan and any options theretofore granted thereunder, subject to the right of optionees under the Amended 1999 Plan to exercise, in whole or in part (including the portions of options which may not otherwise have been exercisable due to any insufficient passage of time), their options during a period of not less than thirty days following notification by the Company of the event causing such termination.

The Amended 1999 Plan may be amended, suspended or terminated by the Board of Directors of the Company at any time, except that no amendment, suspension or termination may affect, without a holder’s consent, any right or obligation of an optionee under an option previously granted. Furthermore, in order to retain the ability to grant “Incentive Stock Options”, no amendment may be made to the Amended 1999 Plan without shareholder approval which (i) increases the number of shares subject to the 1999 Plan (except pursuant to adjustments of the types described above), (ii) changes the provisions of the Plan relating to the expiration dates of options, (iii) changes the provisions of the Plan relating to the establishment of the option price (except pursuant to adjustments of the types described above), or (iv) changes the expiration date of the Amended 1999 Plan. No options may be granted under the 1999 Plan after its termination on April 16, 2009.

The Amended 1999 Plan has a “Reload Option” feature which provides that when an optionholder elects to exercise his or her option by delivering previously owned shares of common stock valued at the current market price, a new option (a “Reload Option”) will be granted to the holder to purchase at the current market price a number of shares equal to the number of shares which were delivered to exercise the original option. For example, if an optionholder holds an option to purchase 1,000 shares for $2.00 and he delivers as payment for the exercise price 500 shares which have a market value of $2,000 at the time of exercise (i.e., when the market value is $4.00 per share), then the optionholder will receive the 1,000 option shares from the exercise of the original option, plus a new option for 500 shares with an exercise price equal to the current market price (i.e., in the example, an exercise price of $4.00 per share). In addition, if an optionee exercises an option with cash, the Company will grant the optionee a new option to purchase at the current market price a number of shares equal to the amount of cash paid divided by the market value of the Common Stock on the date of exercise. If within one year of the exercise of the original option the optionee sells any of the shares of Common Stock received upon exercise of the original option, then all or a portion of the Reload Option shares shall expire and be unexercisable.

Federal Income Tax Consequences

Incentive Stock Options. No federal income tax consequences to the optionee result from the grant of an Incentive Stock Option, and generally the exercise of an Incentive Stock Option will not result in the recognition of income by an optionee. However, exercise of Incentive Stock Options may be treated as an adjustment in calculating an individual’s Alternate Minimum Tax amount under Federal and State tax rules. If an optionee satisfies certain holding period requirements for shares acquired upon the exercise of an Incentive Stock Option, the full amount of his gain upon the sale of such shares (measured by the difference between the amount of his proceeds of sale less the exercise price) will normally be treated as long term capital gain. The Company will not be entitled to any deduction under such circumstances.

Non-Qualified Options. No federal income tax consequences to the optionee result from the grant of a Non-Qualified Stock Option. Generally, an optionee will recognize ordinary income upon exercise of a Non-Qualified Stock Option in an amount equal to the difference between the fair market value on the date of exercise of the shares acquired upon exercise of the option and the aggregate exercise price of such shares. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by an optionee as a result of the exercise of a Non-Qualified Stock Option.

The preceding discussion under the heading, “Federal Income Tax Consequences” is based on federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the federal income tax aspects of the Amended 1999 Plan.

Quorum Requirement and Vote Required for Approval

Approval by the shareholders of the Amended 1999 Plan will require the affirmative vote of a majority of the shares of Common Stock present at the meeting. Abstentions are counted in determining the number of shares present at the meeting, whereas broker non-votes are not counted in determining the total number of shares present.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S AMENDMENT TO THE 1999 STOCK OPTION PLAN.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Board is seeking stockholder ratification of its selection of Grant Thornton, LLP to serve as our auditors for the fiscal year ending December 31, 2002. Arthur Andersen LLP served as our auditors for 2001. Representatives of Grant Thornton, LLP will be present at the meeting with an opportunity to make a statement if they desire and such representatives will be available to respond to appropriate questions from stockholders in attendance. Representatives of Arthur Andersen LLP will not be present.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, LLP.

The following is a description of the fees billed by Arthur Andersen LLP for the fiscal year ended December 31, 2001:

Audit Fees

Arthur Andersen LLP billed the Company an aggregate of $107,850 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

Arthur Andersen LLP was not engaged to perform professional services related to financial information systems design or implementation.

All Other Fees

Arthur Andersen LLP billed the Company an aggregate of $43,130 in fees for non-audit services rendered to the Company for the fiscal year ended December 31, 2001. Non-audit services include fees for tax compliance and consultation, and acquisition related services. The Audit Committee has considered the provision of these other services and has concluded that the provision of these services was compatible with maintaining the principal accountant’s independence.

CHANGE IN ACCOUNTANTS

On June 14, 2002, the Company’s Board of Directors, upon recommendation of the Company’s Audit Committee, decided not to continue to engage Arthur Andersen LLP as the Company’s principal accountants. The reports of Arthur Andersen LLP on our financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audits of Arthur Andersen LLP for the two most recent fiscal years and its review for the subsequent interim period, (1) there were no Disagreements (“Disagreements”) with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there have been no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K). We requested that Arthur Andersen LLP furnish a letter addressed to the SEC stating whether or not Arthur Andersen LLP agreed with certain of the above statements. A copy of such letter was contained as an exhibit to Form 8-K filed with the Commission on June 21, 2002.

Effective August 9, 2002, the Company engaged Grant Thornton, LLP as the Company’s independent auditor for fiscal year 2002. Grant Thornton, LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. Prior to their appointment on August 9, 2002, the Company had not consulted with Grant Thornton, LLP during the last two fiscal years or subsequent interim periods on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion Grant Thornton, LLP might issue on the Company’s financial statements. Prior to their appointment on August 9, 2002, the Company had not consulted with Grant Thornton, LLP on any matter that was either the subject of a Disagreement (as defined above) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:

Name	Age	Position

Ronald A. Walrod	60	President and Chief Executive Officer

Joseph G. Martinez	44	Senior Vice President, General Counsel and Secretary; Acting President of JMAR Precision Systems

Dennis E. Valentine	46	Vice President Finance, Chief Financial Officer and Chief Administrative Officer

Daniel J. Fleming, Ph.D.	60	President of JMAR/SAL NanoLithography

Larry R. Johnson	60	President of JMAR Semiconductor

John H. Carosella	59	Senior Vice President and President of JMAR Research

Officers of the Company are elected annually by the Board of Directors and hold office until their successors are duly elected and qualified.

The background and experience of Mr. Walrod, President and Chief Executive Officer, is set forth above in “Election of Directors — Nominees”

JOSEPH G. MARTINEZ joined the Company in June 1998 as Vice President and General Counsel and has been the Company’s Secretary since August 2000. Mr. Martinez was elected Senior Vice President in August 2001. In September 2001, Mr. Martinez was appointed Acting President of JPSI. Mr. Martinez served as the Company’s Interim Chief Executive Officer from August to October, 2002. From 1986 to 1998, Mr. Martinez was employed by Parker, Milliken, Clark, O’Hara & Samuelian, P.C., a Los Angeles-based law firm which had served as the Company’s outside general corporate counsel since the Company’s inception in 1987. From 1993 to 1998, Mr. Martinez was a shareholder of Parker, Milliken and was the principal attorney responsible for representing the Company. From 1984 to 1986, Mr. Martinez was employed by another law firm in Los Angeles. During his tenure at Parker, Milliken, Mr. Martinez specialized in corporate, securities and general business law. In 1984 Mr. Martinez received both a Juris Doctor degree from the University of California, Davis and a Master of Business Administration from U.C. Berkeley (with an emphasis in Finance and Accounting) in a Joint Degree Program. He received his B.A. in Genetics from U.C. Berkeley in 1980. Mr. Martinez has been a member of the California State Bar since 1984. Mr. Martinez is the son of Dr. John S. Martinez, one of the Company’s directors and the former Chairman and Chief Executive Officer.

DENNIS E. VALENTINE has been the Vice President-Finance of the Company since August 1990, Chief Financial Officer and Chief Administrative Officer since March 1991 and was Secretary from January 1992 until August 2000. Prior to joining the Company, Mr. Valentine had over ten years of financial and management experience with Arthur Andersen LLP. His experience there included extensive work with public companies and consultation regarding mergers and acquisitions. He was the manager in-charge of the local office merger and acquisition program and was on the Board of Advisors of the Orange County Venture Forum. Mr. Valentine received a Bachelor of Science degree in Business from the University of Southern California in 1978. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

DANIEL J. FLEMING, Ph.D., joined JMAR/SAL NanoLithography, Inc. (“JSAL”) as President in August 2001 when SAL, Inc. was merged into JSAL. He had been President, CEO, and a director of SAL. He brings a strong and diverse background in the semiconductor electronics business from more than three decades in the semiconductor industry at IBM Microelectronics, SVG Lithography Systems (SVGL), and SAL. At SVGL he was responsible for the marketing and customer support of semiconductor lithography equipment. His earlier experience at IBM includes executive management of the development and production of world-class chip products and the underlying materials, process technology and production equipment. He has held governance and advisory board positions at SEMATECH, SRC, and university semiconductor research centers. Dr. Fleming received a BEE from Rensselaer Polytechnic Institute and a MS (EE) and Ph.D. (EE) from Syracuse University.

LARRY R. JOHNSON joined JMAR Semiconductor in July, 1996 as Process Engineering Manager, was elected Vice President of Operations in January, 1999 and was elected President in October, 2002. Mr. Johnson has worked in the semiconductor chip and foundry industry for more than three decades at companies including Hughes Aircraft, Rockwell International, Signetics Corporation, National Semiconductor, Advanced Micro Devices (AMD) and Fairchild Semiconductor. At Rockwell International he was Director of Operations supervising 1,500 employees and profitability grew his business area from revenues of $54 million to $180 million in a two-year period. While at AMD Mr. Johnson formed their MOS Division, which now generates the majority of AMD’s revenues. Mr. Johnson received his B.S. degree from the University of Redlands and an MBA from Pepperdine University.

JOHN H. CAROSELLA is a Senior Vice President of JMAR and, since August 2001, President of JMAR Research, Inc. Prior to joining the Company in May 2000, for the prior three years, he was President of Osmic, Inc., a Michigan-based leading developer and provider of advanced X-ray and neutron optical instruments and products for the semiconductor lithography and medical equipment manufacturing industries. Prior to joining Osmic, Mr. Carosella served for nine years as President of Speedring Systems, Inc., a precision systems manufacturer where he transformed the company from a $1.5 million per year aerospace contractor to a $10 million per year supplier of precision electromechanical and optical equipment for the commercial imaging markets. Mr. Carosella began his professional career with Eastman Kodak Co., where for 13 years he served as an optical products development engineer and as engineering services manager. Mr. Carosella holds a Bachelor of Science degree in Physics from Worchester Polytechnic Institute and a Master of Science degree in Optical Engineering from the University of Rochester.

EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

Executive Compensation

     The following Table sets forth the annual and long-term compensation for services in all capacities to the Company during each of the last three fiscal years of the Company’s Chief Executive Officer during 2001 and the other four most highly compensated individuals serving as executive officers as of December 31, 2001 whose compensation (salary and bonus) exceeded $100,000. Pursuant to SEC Rules, disclosure is also required for up to two persons who would have been one of the four most highly compensated officers had those persons served as an executive officer at the end of 2001. Although Mr. Schiele’s employment terminated in September, 2001, under this SEC Rule he qualifies for inclusion in the Table. These six officers are referred to hereinafter as the “Named Officers”.

Summary Compensation Table

					Long-Term
					Compensation	Other
		Annual Compensation (1)(3)			Awards (2)	Compensation ($)

					Shares Underlying
Name and Principal		Salary		Bonus	Options and
Position	Year	($)		($)	Warrants (#)

John S. Martinez,	2001	234,500	(5)	0	85,000	0
Retired Chief	2000	231,000	(5)	0	60,000	88,344 (6)
Executive Officer	1999	192,500		0	52,000	0

Marvin W. Sepe,	2001	160,000		0	0	0
Former President	2000	160,000		0	21,238	0
of JSI	1999	140,000		28,667	0	0

Joseph G. Martinez,	2001	149,538		0	22,500	0
Senior Vice	2000	143,000		0	25,000	0
President, General	1999	135,000		0	13,500	0
Counsel

John H. Carosella,	2001	140,000		5,500	15,000	0
JRI President	2000	81,666	(4)	0	40,000	0

E. Fred Schiele,	2001	157,069		0	0	182,500
Former President of	2000	182,500		0	47,994	0
JPSI (7)	1999	177,500		0	28,000	0

Dennis E. Valentine,	2001	125,768		0	34,113	0
Chief Financial	2000	118,461		0	25,000	0
Officer	1999	110,000		0	17,297	0

(1)	Excludes perquisites and other personal benefits, the aggregate annual amount of which for each Named Officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)	Represents the grant of options or warrants. The Company did not grant any restricted stock or stock appreciation rights or make any long term incentive plan payments during the fiscal years ended December 31, 2001, 2000 and 1999.

(3)	Includes bonus payments under the Management Incentive Bonus Plan (see page 22) earned by the Named Officers in the year indicated for services rendered in such year, but which were paid in the following year.

(4)	Compensation is for seven months.

(5)	Includes $42,000 and $38,500 in 2001 and 2000, respectively, in fees paid to Jamar Enterprises, an affiliate of Dr. Martinez, for his services as Chairman of the Board for JPSI, JSI and JRI.

(6)	Loan forgiveness income.

(7)	Annual compensation for 2001 is for eight and one-half months and includes accrued vacation of $23,704 paid upon the termination of Mr. Schiele’s employment in September 2001. Pursuant to the Employment Agreement dated November 1998, Mr. Schiele was entitled to wage continuation (severance) payments for 12 months after termination. This wage continuation amount, included in “Other Compensation” above, was accrued in 2001, but was paid out bi-weekly during the 12 month period ended in September 2002.

Option Grants in the Last Fiscal Year

     The following table sets forth each grant of stock options and warrants made during the fiscal year ended December 31, 2001 to each of the Named Officers. Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options at the end of the terms if the stock price were to appreciate annually by 5% and 10%, respectively. The assumed values may not reflect actual value at the times indicated.

			Percentage
	Shares		of Total
	Underlying		Options			Potential Realizable
	Options		Granted to			Value at Assumed
	Granted		Employees	Exercise		Annual Rates of Stock
	(Shares)		in Fiscal	Price Per	Expiration	Price Appreciation for
Name	(1)(6)		Year	Share	Date (2)	Option Term

						5%	10%

John S. Martinez	75,000	(3)	15.10	$3.25	January 1, 2011	$153,000	$388,500
	10,000	(3)	2.01	$3.73	August 10, 2012	26,500	69,100

Marvin W. Sepe	0		0	N/A	N/A	N/A	N/A

Joseph G. Martinez	22,500	(4)	4.53	$3.25	January 1, 2011	45,900	116,550

John H. Carosella	15,000	(5)	3.02	$3.25	January 1, 2011	30,600	77,700

E. Fred Schiele (8)	0		0	N/A	N/A	N/A	N/A

Dennis E. Valentine	22,500	(4)	4.53	$3.25	January 1, 2011	45,900	116,550
	11,613	(7)	2.34	$3.87	January 4, 2011	28,220	71,652

(1)	Such options were granted under the Company’s 1999 Stock Option Plan (“Options”). The exercise price of the options reported above was equal to the fair market value of the Company’s common stock at the date of grant. The terms of each such option are determined by the Board of Directors. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(2)	Options which are unvested at the time of termination of optionee’s employment expire at that time. Vested options also expire if not exercised within 60 days after termination of optionee’s employment or one year following death of optionee if not exercised by optionee’s personal representative. Vested options issued to directors expire one year following resignation as a director.

(3)	These options are non-qualified stock options and are fully vested (see page 22).

(4)	These options are incentive stock options. 3,280 of the options became exercisable on January 1, 2002; 3,280 become exercisable on January 1, 2003, 2004, 2005, 2006 and 2007; and 2,820 become exercisable on January 1, 2008.

(5)	These options are incentive stock options. 2,186 of the options became exercisable on January 1, 2002; 2,186 become exercisable on January 1, 2003, 2004, 2005, 2006 and 2007; and 1,884 become exercisable on January 1, 2008.

(6)	These options contain a Reload Option feature whereby if the optionee exercises the option in whole or in part using shares of Common Stock owned by the optionee for at least six months, the Company shall grant to the optionee a new option to purchase that number of shares equal to the shares transferred to the Company in payment of the exercise price of the option. In addition, if the optionee exercises the option in whole or in part with cash, the Company shall grant to the optionee a new option to purchase that number of shares equal to the amount of cash paid divided by the market value of the Common Stock on the date of exercise. In both cases, these Reload Options will have an exercise price equal to the market price on the date of grant of the Reload Option and are not exercisable until one year following the date of grant.

(7)	These options are incentive stock options issued pursuant to the Company’s Reload program. They became exercisable and vested on January 4, 2002.

(8)	On the date of Mr. Schiele’s termination in September 2001, he held options and warrants to purchase 92,401 shares which were unvested and options and warrants for 100,260 which were vested. In connection with Mr. Schiele’s termination, the Company agreed to immediately vest all of his unvested options and waived the provision that required exercise of such options and warrants within 60 days of termination. Although no new grants were made to Mr. Schiele in 2001, he is included on the table to the extent this modification is deemed to be a grant.

Aggregated Option and Warrant Exercises in Last Fiscal Year and Year End Option Values

     The following table sets forth for each of the Named Officers (i) the shares acquired and the value realized on each exercise of stock options, if any, by said officers during the fiscal year ended December 31, 2001; (ii) the number of shares of common stock underlying employment-related options and warrants outstanding at December 31, 2001; and (iii) the value of such options and warrants which are “in-the-money”:

				Value of
			Shares Underlying	Unexercised
			Unexercised	In-the-Money
			Options and	Options and
			Warrants at	Warrants at
			December 31, 2001	December 31, 2001 (1)

	Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable

John S. Martinez	0	$0	645,535/172,701	$279,976/$36,889

Marvin W. Sepe	0	0	105,454/13,334	$0/$0

Joseph G. Martinez	0	0	71,033/39,967	$25,586/$0

John H. Carosella	0	0	23,333/31,667	$0/$0

E. Fred Schiele	0	0	192,661/0	$40,013/$0

Dennis E. Valentine	15,000	13,125	133,320/70,480	$72,536/$10,924

     Options are “in-the-money” if the fair market value of the underlying common stock exceeds the exercise price of the option or warrant at December 31, 2001. The fair market value of a share of common stock at December 31, 2001 was $2.99 per share as quoted on the NASDAQ Stock Market at the close of trading.

EQUITY COMPENSATION PLAN INFORMATION

     The Company has five equity compensation plans: 1991 Stock Option Plan; 1999 Stock Option Plan; the Management Anti-Dilution Plan; JRI Warrant Plan; and JPSI Warrant Plan. Although options and warrants have been issued from these plans and are currently outstanding, except for options granted from the 1999 Stock Option Plan, no further options or warrants may be issued from these plans. The Company may also from time-to-time enter into equity compensation agreements with individuals that are not covered by a plan and currently is a party to non-plan option and warrant agreements with several individuals as summarized below.

     The following Table sets forth information regarding all equity compensation plans (including individual contracts) (i) previously approved by the Company’s shareholders, and (ii) not previously approved by the Company’s shareholders, as of December 31, 2001. The Table does not reflect the Proposal above to increase by 1,000,000 shares the shares authorized for issuance under the 1999 Plan.

			Number of Shares
			Remaining Available
			for Future Issuance
	Number of Shares to		Under Equity
	be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Shares
Plan	Outstanding Options	Outstanding Options	Reflected in Column
Category	and Warrants	and Warrants	(a))

	(a)	(b)	(c)

Plans Approved by Shareholders	1,675,306	$3.33	301,128
Plans Not Approved by Shareholders	1,259,909	$4.34	0
Total	2,935,215	$3.76	301,128

Summary Description of the Company’s Equity Compensation Plans

Shareholder Approved Plans:

The 1991 Stock Option Plan

     The Company’s shareholders approved the 1991 Stock Option Plan (“1991 Plan”) in July, 1991 and approved amendments to the 1991 Plan in June, 1992, September, 1995 and September, 1996. The 1991 Plan, as amended, provided for the grant of options to the Company’s employees, directors and consultants for up to 1,480,000 shares. The term of the 1991 Plan has expired and no further options may be granted under this plan. The terms and conditions of this plan are substantially similar to the 1999 Plan described elsewhere in this Proxy Statement. As of December 31, 2001 options to purchase a total of 1,076,434 shares are outstanding.

The 1999 Stock Option Plan

     The Company’s shareholders approved the 1999 Stock Option Plan (“1999 Plan”) in August, 1999. A description of the 1999 Plan (as proposed to be amended by adding an additional 1,000,000 shares) is located on pages 8 to 10 above and is incorporated herein by reference. Currently, this plan authorizes the grant of options to purchase up to 900,000 shares of the Company’s Common Stock, of which options to purchase 598,872 shares were outstanding and 301,128 available for future issuance as of December 31, 2001. The proposal contained in this Proxy Statement provides for an additional 1,000,000 shares to be added to the 1999 Plan.

Non-Shareholder Approved Plans:

Management Anti-Dilution Plan

     In February, 1993, the Company’s Board of Directors approved the issuance of Warrants for 806,637 shares to the then officers and directors of the Company in consideration for agreements made by them in connection with an underwritten offering of the Company’s Common Stock. No additional securities may be issued from this plan. As of December 31, 2001, Warrants to purchase 424,246 Warrants are outstanding. These Warrants have an exercise price of $3.00 per share.

JRI Warrant Plan

     In April, 2001, Warrants to purchase 92,000 shares were issued to employees of JRI in connection with an incentive plan for performance of certain milestones in 2000. No more Warrants may be issued under this plan. As of December 31, 2001, Warrants to purchase a total of 91,500 shares were outstanding. These Warrants have an exercise price of $3.25 per share and expire on the earlier of 60 days after termination of employment or January, 2011.

JPSI Warrant Plan

     In September, 1993, the Company’s Board of Directors approved a plan for the issuance of Warrants to purchase up to 450,000 shares of Common Stock to JPSI employees. No additional Warrants may be issued from this plan. As of December 31, 2001, Warrants to purchase 208,500 shares were outstanding. These Warrants have exercise prices ranging from $3.00 to $11.06 per share and expire on the earlier of 60 days after termination of employment or March 24, 2005.

Individual Compensation Arrangements

     In July, 1995, Warrants to purchase 37,500 shares for $2.50 per share and 37,500 shares for $3.00 per share were issued to Mogador Partnership for services rendered in connection with a financing. These Warrants expire on December 31, 2002.

     In December, 1998, a stock option agreement to purchase 50,000 shares, with an exercise price of $3.00, was issued to Fred Schiele in connection with his hiring as President and COO of the Company. In September, 2001, this option agreement was modified to waive the provision which otherwise would have caused its termination 60 days after the termination of his employment. The option agreement expires on November 30, 2008.

     In March, 2000 and in February, 2001, Warrants to purchase 275,000 and 85,663 shares, respectively, for $5.25 per share, were issued to Auerbach, Pollak & Richardson, for services rendered as Warrant Agent in connection with the exercise of the Company’s publicly traded Warrants in 2000. These Warrants expire on March 31, 2003.

     In June, 2000, Warrants to purchase 25,000 shares for $5.00 per share were issued to Market Broker Relations for investor relations services. These Warrants expire on June 2, 2005.

     In April, 2001, Warrants to purchase 25,000 shares, with an exercise price of $3.59, was issued to Shankar Rao in connection with his hiring as a Vice President of JPSI. The Warrant vests 1/3rd per year for three years, and expires on the earlier of 60 days after termination of his employment or April, 2011.

     In March, 2002, Warrants to purchase 20,000 shares for $2.50 per share were issued to Ladenburg Thalmann, Inc. for services as a placement agent in connection with a financing in March, 2002.

Comparative Stock Performance

     Set forth below is a line graph which compares the percentage change in the cumulative total stockholder return on the Company’s Common Stock from December 31, 1996 through December 31, 2001 with the percentage change in the cumulative total return over the same period of the (i) Russell 2000 Index and (ii) Russell 3000 Electronics: Semi-Conductors/Components Industry Index. This graph assumes an initial investment of $100 on December 31, 1996 in each of the Company’s Common Stock, the Russell 2000 Index and the Russell 3000 Electronics: Semi-Conductors Industry Index and that all dividends, if any, were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

JMAR Technologies, Inc.	$100	$107	$89	$192	$137	$126
Russell 2000 Index	$100	$122	$119	$145	$140	$144
Russell 3000 Semiconductors	$100	$107	$170	$293	$249	$208

Report of the Compensation Committee

Set forth below is a report of the Compensation Committee with respect to the Company’s compensation policies during fiscal 2001 as they affect the Company’s Chief Executive Officer and the Company’s other executive officers:

     Compensation Policies for Executive Officers. The Company’s compensation policies for its executive officers are designed to provide compensation levels that are competitive with those of other similar companies and thereby to enable the Company to attract and retain qualified executives. More specifically, the Company’s compensation policies aim, through a combination of base salary, annual bonus and equity-based compensation, to motivate officers to assist the Company in meeting its annual and long-range business objectives and thereby to enhance stockholder value. The cumulative effect of the Company’s compensation policies for executive officers is to tie such compensation closely to the Company’s performance.

     Annual Cash Compensation. The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive’s and the Company’s performance. For this reason, the Company’s executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

     Base salaries for executive officers are established considering a number of factors, including the Company’s profitability; the executive’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company’s annual review process. Generally, base salaries are maintained to be comparable to salaries paid by similar size, high technology companies.

     Under the Management Incentive Bonus Plan (“MIBP”), an executive’s annual performance bonus award generally depends on three performance factors: the overall financial performance of the Company and the performance of the business unit for which the executive is accountable, non-financial goals, and the executive’s individual performance. The performance objectives of the Company and the business unit are derived from the Company’s Board-approved annual business plan, which includes specific financial performance targets relating to revenue and profits for the fiscal year, as well as non-financial goals. Because the Company was not profitable in 2001, 2000 and 1999, no cash bonuses were paid to the Company’s CEO or the other members of its Corporate Staff. A cash bonus of $5,500 was paid to Mr. Carosella for 2001 in connection with his services as President of JRI for achieving the profitability goals of that division. A bonus of $28,667 was paid to Marvin Sepe, JSI’s former President, in 1999 for achieving the profitability goals of that division.

     Equity Based Incentive Compensation. The Compensation Committee believes that by providing executive officers with an equity interest in the Company those officers are provided with additional incentives to work to maximize stockholder value over the long term. Options or warrants to purchase Company stock may be granted from the 1999 Stock Option Plan or outside of the 1999 Plan. Pursuant to the 1999 Stock Option Plan, the CEO and other executive officers (as well as other key employees) may be periodically granted stock options at the then fair market value of the Company’s Common Stock. In addition, the CEO and executive officers are awarded stock options with vesting schedules based upon the goals established under the MIBP. In 2001, stock options were granted to executive officers under the 1999 Stock Option Plan (see page 15 above).

     CEO Compensation. Dr. Martinez was Chief Executive Officer since he co-founded the Company in 1987 until his retirement in August, 2002. Pursuant to his Employment Agreement, the Company agreed to pay Dr. Martinez an annual salary of not less than $175,000. In fiscal year 2001, Dr. Martinez’s base salary was $192,500. In addition, the Company paid Jamar Enterprises, an affiliate of Dr. Martinez, $3,500 per month for Dr. Martinez’s services as Chairman of the Board of JPSI, JSI and JRI. The Committee believes this level of base salary is commensurate with salaries of CEO’s of similarly situated public companies. Dr. Martinez’s participation in the above stated bonus plans included incentives to maximize Company profitability and share price on an annual basis. In addition, through his equity ownership, Dr. Martinez shared with other stockholders of the Company a significant stake in the long-range success of the Company’s business.

Through these various compensation programs, the Board of Directors believes that JMAR furthers its objectives of attracting, retaining and motivating the best qualified executive officers and employees, and ultimately will serve to increase JMAR’s profitability and maximize shareholder value.

Compensation Committee:

/s/ John S. Martinez James H. Banister, Jr. C. Neil Beer Vernon H. Blackman Barry Ressler Charles A. Dickinson

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter first adopted and approved on May 5, 2000. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews, evaluates, and discusses with the Company’s management, internal accounting and financial personnel, and the independent auditors the following:

•	The audited financial statements for the fiscal year ended December 31, 2001;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	changes in the Company’s accounting principles;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standard No. 61 (Communication with Audit Committees) with Arthur Andersen LLP, the Company’s independent auditors. SAS No. 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually, in writing, all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditor’s provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

The Audit Committee Charter provides that one duty of the Audit Committee is to provide advice to the Board of Directors in selecting, evaluating and replacing the independent auditors. In performing that duty, the Audit Committee evaluated firms that provided proposals to serve as JMAR’s independent auditors for 2002 and recommended that the Board of Directors appoint Grant Thornton, LLP. The Board of Directors agreed with this recommendation and, accordingly, appointed Grant Thornton, LLP as JMAR’s independent auditors for 2002, subject to ratification by the Company’s shareholders.

Audit Committee: /s/ Vernon H. Blackman James H. Banister, Jr. Barry Ressler

Compensation Committee Interlocks and Insider Participation

As noted above, during fiscal year 2001 executive compensation was set by the Board of Directors acting as the Compensation Committee. The Compensation Committee included Dr. Martinez, the Company’s Chief Executive Officer; however, the compensation of Dr. Martinez was set by the Compensation Committee members without the participation by Dr. Martinez. Except for Dr. Martinez, during 2001 each member of the Compensation Committee was neither an officer nor an employee of the Company.

Director Compensation

Directors who are not salaried employees of the Company receive a retainer (the “Retainer”) of $1,000 per quarter and $1,000 for their attendance at each Board of Directors meeting and Committee meeting and are reimbursed for their travel, lodging and food expense incurred when attending such meetings. $500 of the Board meeting compensation is paid in Company Common Stock.

In addition, the directors are eligible to participate in the Company’s Stock Option Plans on the same basis as key employees of the Company and grants of options will be made by the Board of Directors on a case-by-case basis on such terms as the Board in its discretion may provide. It has been the Company’s policy to make an annual grant of options to the directors. During the fiscal year ended December 31, 2001, a grant of options to purchase 10,000 shares of Common Stock was received by Messrs. Martinez, Banister, Beer, Ressler, Blackman and Dickinson in their capacity as directors. The Company’s policy has been to grant all options to directors at an exercise price equal to fair value at the date of the grant. The exercise price per share for the grant of options during 2001 to Messrs. Martinez, Banister, Beer, Ressler and Blackman was $3.73 and the exercise price per share for the grant to Mr. Dickinson was $3.83.

In August, 2002, in connection with the election of Dr. Blackman as Chairman of the Board, the Board approved payment of a $2,000 per month Chairman’s fee.

Compensation Pursuant to Plans

The Company has no defined benefit pension or actuarial plans under which its executive officers participate.

Incentive Plans

As discussed in the Report of the Compensation Committee above, in 1993, JMAR established a Management Incentive Bonus Plan (the “MIBP”) based on profits generated, as well as non-financial goals, and stock performance each year. Because the Company was not profitable in 1999, 2000 and 2001, no cash bonuses were paid to the Company’s CEO or the other members of its Corporate Staff. A cash bonus of $5,500 was paid to Mr. Carosella for 2001 in connection with his services as President of JRI, for achieving the profitability and other goals of that division. A bonus of $28,667 was paid to Marvin Sepe, JSI’s former President, in 1999 for achieving the profitability goals of that division.

In March 1998, the Board of Directors approved a resolution requiring that starting with 1997, a substantial portion of each Management Incentive Bonus earned by its senior officers be used (the “MIBP Stock Ownership Requirement”) by such officers to: 1) buy JMAR common shares in the Public Market; and/or 2) exercise existing stock options or warrants, including payment of income taxes (if any) resulting from such option or warrant exercises. The long term goal is for each senior officer designated in the Beneficial Ownership table in this Report to own JMAR shares having a market value of a minimum of one times his annual salary. Once any such designated employee achieves that goal they will no longer be required to allocate a specific portion of their bonus to the purchase of additional JMAR shares unless their share holdings fall below that level. The Company believes that this policy will provide additional incentives to the Company’s senior officers to maximize the Company’s profits and share price over the long term.

Certain Transactions with Management and Others

Employment Agreements with Named Officers

Pursuant to an Employment Agreement with Dr. Martinez, the Company agreed to retain him as Chief Executive Officer of the Company and to pay him an annual salary of not less than $175,000 plus expenses and normal employee insurance benefits and a $600 per month auto lease allowance. The Employment Agreement was automatically renewable on an annual basis unless either party chose to terminate it no later than 60 days before the end of the year. If the Company delivered notice of its intention not to renew or discontinued his status of Chairman or CEO, or both, other than for cause, then Dr. Martinez’s employment was to continue for three years at the highest total compensation rate (including bonuses, director fees and similar payments) he had received in any previous 12 month period. This amount is approximately $375,000 per annum. In such event, the Company also agreed to maintain comparable medical insurance benefits for such three year period. In May, 2002, Dr. Martinez informed the Board of Directors of his desire to retire. The Board and Dr. Martinez engaged in discussions regarding Dr. Martinez’ future role with the Company. In order to set a definite date for the transition to a new CEO, in July, 2002, the Board of Directors exercised the Company’s rights under the Employment Agreement to discontinue Dr. Martinez’s status as CEO effective August 16, 2002. Following negotiations between Dr. Martinez and the Board, an agreement was reached to restructure this payment obligation to spread the payments over six years to reduce the impact of the original agreement on the Company’s cash flow. In consideration for this modification, the Company will provide comparable medical insurance benefits for six years, and modified 942,242 of the options and warrants held by Dr. Martinez to (1) vest all unvested options and warrants (141,269 options), (2) provide that, in those options that have an expiration date within the next six years, the early termination provision that would otherwise have resulted in the termination of the options and warrants 60 days after termination of his employment was waived, and (3) provide that all remaining options and warrants will expire on the later of August 15, 2008 or 60 days after Dr. Martinez ceases to be a director.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Stockholders who intend to submit proposals to be voted upon at the annual meeting or who intend to nominate persons for election for the Board of Directors must do so in accordance with the Company’s Bylaws and applicable SEC Rules. Nothing in the following discussion is meant to preclude discussion by any shareholder of any business properly brought before the Annual Meeting.

Inclusion in Company’s Proxy Statement

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company’s 2003 proxy statement. In order to qualify for inclusion, among other requirements, stockholder proposals must be submitted in writing to the Secretary of the Company and received no later than July 2, 2003 (based on the release of proxy materials for the 2002 meeting on October 30), or if the 2003 meeting date is more than 30 days prior to December 6, 2003, the deadline shall be no later than 120 days prior to the scheduled date of the 2003 Annual Meeting. Stockholders interested in submitting a proposal or a nomination are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

Other Matters to Come Before the Meeting

Under the Company’s Bylaws, a proposal or nomination that a stockholder does not seek to include in the Company’s proxy statement for its 2003 Annual Meeting, but which the stockholder wishes to have considered and voted on at the 2003 Annual Meeting, must be submitted in writing to the Secretary of the Company not later than September 15, 2003 (based on the date of the 2002 Annual Meeting). If the date of the 2003 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the 2002 Annual Meeting (December 6), the stockholder must submit any such proposal or nomination no later than the later of the close of business on the 75th day prior to the date of the 2003 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder’s submission must include certain specified information concerning the proposal or nominee and information as to the stockholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the stockholder submits the proposal or nomination prior to the deadline, but does not conduct its own solicitation of shareholders in accordance with the requirements of Rule 14a-4(c) (2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder. Stockholders should contact the Secretary of the Company in writing at 5800 Armada Drive, Carlsbad, CA 92008 to obtain additional information as to the proper form and content of submissions.

OTHER BUSINESS

The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented at the meeting.

By Order of the Board of Directors

/S/ Joseph G. Martinez Joseph G. Martinez Secretary

Dated:  October 23, 2002

APPENDIX A

JMAR TECHNOLOGIES, INC.
AMENDED AND RESTATED
1999 STOCK OPTION PLAN

          1. Purpose. The Amended and Restated 1999 Stock Option Plan (the “Plan”) is intended to advance the interests of JMAR Technologies, Inc. (the “Company”), its shareholders and its subsidiaries by encouraging and enabling selected key employees (including officers and directors) and consultants upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business to acquire and retain a proprietary interest in the Company by ownership of its stock. The Plan is also intended to encourage ownership in the Company by its directors whose services are considered essential to the Company’s continued progress and thus to provide them with a further incentive to continue to serve as directors of the Company. It is intended that the Plan provide the flexibility for the issuance of options which qualify as incentive stock options (“incentive stock options”) within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”) and options which do not so qualify (“non-qualified stock options”).

          2. Definitions.

          (a) “Agreement” means the agreement between the Company and the Optionee under which an option is granted, and setting forth the terms and conditions of the option and the Optionee’s rights thereunder.

          (b) “Board” means the Board of Directors of the Company.

          (c) “Common Stock” means the Company’s $0.01 par value common stock.

          (d) “Date of Grant” means the date on which an option under the Plan is granted.

          (e) “Option” means an option granted under the Plan.

          (f) “Optionee” means a person to whom an option, which has not expired, has been granted under the Plan.

          (g) “Subsidiary” or “Subsidiaries” means a subsidiary corporation or corporations of the Company as defined in Section 425 of the Code.

          (h) “Successor” means the legal representative of the estate of the deceased Optionee or the person who acquires the right to exercise an option by bequest or inheritance or by reason of the death of any Optionee.

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          3. Administration of the Plan. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall consider the recommendations of management, but shall have full and final authority in its discretion: (i) to determine the number of shares and purchase price of Common Stock covered by each option, the individuals to whom and the time or times at which options shall be granted and the nature of each option granted under the Plan, i.e., whether the option will be an incentive stock option or a non-qualified stock option; (ii) to construe and interpret the Plan; (iii) to determine the terms and provisions of the respective Agreements, which need not be identical, including, but without limitation, terms covering the payment of the option price; and (iv) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations of the Board shall be conclusively binding for all purposes and upon all persons.

          4. Common Stock Subject to Options. Unless amended in accordance with the provisions of Paragraph 11, and subject to adjustment under the provisions of Paragraph 7, the aggregate number of shares of the Company’s Common Stock which may be issued upon the exercise of options granted under the Plan shall not exceed 1,900,000. The shares of Common Stock to be issued upon the exercise of options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such option but not purchased thereunder shall again be available for options to be granted under the Plan.

          5. Participants. Options may be granted under the Plan to any person who, based upon the recommendations of management, the Board determines is a key employee (including officers and directors) or consultant of the Company or any Subsidiary.

          6. Terms and Conditions of Options. Any option granted under the Plan shall be evidenced by an Agreement executed by the Company and the Optionee and shall contain such terms and be in such form as the Board may from time to time approve, subject to the following terms, limitations and conditions:

          (a) Option Price. The option price per share with respect to each option granted under the Plan shall be determined by the Board but in the case of incentive stock options shall in no instance be less than 100% of the fair market value of a share of the Common Stock on the Date of Grant. For the purposes hereof, fair market value shall be defined as follows: (i) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the mean

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between the closing bid and asked quotations for such stock (or the closing selling price for such stock, if applicable) on the Date of Grant (as reported by a newspaper of general circulation or a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations (or reported closing selling price) on the Date of Grant, then upon the basis of the mean between the closing bid and asked quotations (or the closing selling price, as the case may be), on the date nearest preceding the Date of Grant or (ii) in case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the closing selling price at which shares of the Common Stock were traded on such recognized securities exchange on the Date of Grant or the average of the five trading days preceding the Date of Grant or, if the Common Stock was not traded on said date, upon the basis of the closing selling price on the date nearest preceding the Date of Grant.

          (b) Period of Option. Except for earlier termination as provided in Subparagraphs (h) and (i) of this Paragraph 6, and in Subparagraph (b) of Paragraph 7, the expiration date of options granted under the Plan shall be fixed by the Board, but, notwithstanding any provision of the Plan to the contrary, with respect to an incentive stock option, such expiration date shall not be more than ten years from the Date of Grant and with respect to a non-qualified stock option, such expiration date shall not be more than eleven years from the Date of Grant.

          (c) Vesting of Shareholder Rights. Neither an Optionee nor any Successor shall have any of the rights of a shareholder of the Company until the option with respect to the applicable shares shall have been duly exercised and the certificate evidencing such shares delivered to such Optionee or any Successor.

          (d) Exercise of Option. Each option granted under the Plan shall be exercisable in such amounts and at such respective dates prior to the expiration of the option as provided in the Agreement.

          (e) Payment of Option Price. Upon exercise of an option, the Optionee or Successor shall pay the option price by delivering to the Company:

               (i) cash or a check payable to the Company in an amount equal to the option price;

               (ii) a stock certificate or certificates, duly endorsed for transfer to the Company, representing shares of Common Stock of the Company owned by the Optionee or Successor which have a fair market value on the date of exercise determined in accordance with Paragraphs 6(a)(i) and 6(a) (ii) hereof by substituting “date of exercise” for the phrase “Date of Grant” each time the latter appears therein.

               Subject to the Board’s discretion shares of stock delivered to the Company in payment of tax withholdings are allowed only to the extent that such delivery does not result in a charge to the earnings of the Company.

               (iii) cash or a check payable to the Company and a stock certificate or certificates, duly endorsed for transfer to the Company, representing shares of Common Stock of the Company owned by the Optionee or Successor, which, when added to the amount of the cash or check, have a fair market value on the date of exercise equal to the

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option price. For the purposes hereof, fair market value shall be determined in accordance with Paragraph 6(e)(ii).

          (f) Reload Options. Upon the exercise of an Option granted under the Plan (the “Original Plan”), the Company shall grant to the Optionee on the date of such exercise an additional Option under the Plan with the terms provided in this paragraph 6(f) (the “Reload Option”).

(i) General Terms. The exercise price of the Reload Option shall be the fair market value per share of Common Stock on the date of exercise of the Original Option. The Reload Option shall not be exercisable until one year after the date the Reload Option is granted and shall have such other terms as the Board shall determine. Upon the exercise of a Reload Option granted hereunder, the Optionee is entitled to receive a further Reload Option in accordance with this paragraph 6(f).

(ii) Exercises Using Stock. If the Original Option is exercised by the payment in whole or in part of shares of Common Stock which have been owned by Optionee for at least six months, then (i) the Reload Option shall represent an option to purchase that number of shares of Common Stock equal to the number of shares so transferred to the Company in payment of the exercise price of the Original Option and (ii) the shares of Common Stock covered by the Reload Option shall not reduce the number of shares of Common Stock available for grant under the Plan pursuant to Paragraph 4. If within one year of the exercise of the Original Option the Optionee sells any of the shares of Common Stock received upon exercise of the Original Option, then an equivalent number of Reload Option shares shall expire and be unexercisable.

(iii) Exercises Using Cash. If the Original Option is exercised by the payment in whole or in part in cash, then the following provisions shall apply: (i) the Reload Option shall be an option to purchase that number of shares of Common Stock equal to the amount of cash so paid divided by the fair market value per share of Common Stock on the date of exercise of the Original Option, (ii) the shares of Common Stock covered by the Reload Option shall reduce the number of shares of Common Stock available for grant under the Plan pursuant to Paragraph 4, and (iii) if within one year of the exercise of the Original Option the Optionee sells shares of Common Stock received upon exercise of the Original Option and the number sold within such one year period exceeds the number of shares covered by the Reload Option, then a number of Reload Option shares equal to such excess number of shares shall expire.

          (g) Non-Transferability of Option. No option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution

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and each option shall be exercisable during the Optionee’s lifetime only by the Optionee and thereafter only by his Successor in accordance with the terms of this Plan. No option shall be pledged or hypothecated in any way and no option shall be subject to execution, attachment or similar process.

          (h) Termination of Relationship. Upon termination of an Optionee’s employment with the Company and its Subsidiaries other than by reason of the death of the Optionee, the option privileges of such Optionee shall be limited to the shares which were immediately purchasable by him at the date of such termination and such option privilege shall expire unless exercised by him within sixty (60) days after the date of such termination. With regard to options granted to consultants or to directors, upon termination of a consultant’s agreement with the Company and its Subsidiaries or of a director’s service as a director of the Company, as appropriate, whether by reason of the death of the consultant or director or otherwise, the option privileges of such consultant or director shall be limited to the shares which were immediately purchasable by him or his successor, as the case may be, within one year after such termination. The granting of an option to any person shall not alter in any way the Company’s or the Subsidiary’s right to terminate such person’s employment or other relationship at any time for any reason, nor shall it confer upon the Optionee any rights or privileges except as specifically provided for in the Plan.

          (i) Death of Optionee. If an Optionee dies while serving as an employee, officer, director or consultant, the option privileges of said Optionee shall be limited to the shares which were immediately purchasable by such Optionee at the date of death and such option privileges shall expire unless exercised by said Optionee’s Successor within one (1) year after the date of death.

          7. Adjustments.

          (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board in the number, kind and exercise price of shares for the purchase of which options have theretofore been or may thereafter be granted under the Plan.

          (b) In the event that the Company shall determine to merge, consolidate or enter into any other reorganization with or into any other corporation, or in the event of any dissolution or liquidation of the Company, then in any such event, at the election of the Board, (i) appropriate adjustment shall be made by the Board in the number, kind and exercise price of shares for the purchase of which options have theretofore been and/or may thereafter be granted under the Plan, or (ii) the Plan and any options theretofore granted under the Plan shall terminate as of the date of such merger, consolidation, reorganization, dissolution or liquidation, provided that written notice of such event shall have been given to each Optionee not less than 30 days prior to the date of such event.

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Upon any election by the Board pursuant to the provisions of clause (ii) of this Subparagraph (b), each Optionee shall have the right during the period commencing on the date the notice referred to in said clause (ii) is given and concluding on the date of such merger, consolidation, reorganization, dissolution or liquidation, as the case may be, to exercise such Optionee’s outstanding and unexercised stock options, including shares as to which such options would not otherwise have been exercisable by reason of an insufficient lapse of time.

          (c) All adjustments and determinations under this Paragraph 7 shall be made by the Board, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.

          8. Dollar Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all Incentive Stock Options plans of the Company and any parent or subsidiary) shall not exceed $100,000, plus any “unused limit carryover,” as defined in and as may be available under Section 422A of the Code.

          9. Restrictions on Issuing Shares. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that (i) the satisfaction of withholding tax or other withholding liabilities, or of (ii) the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or (iii) the consent or approval of any regulatory body, or (iv) the perfection of any exemption from any such withholding, listing, registration, qualification, consent or approval is necessary or desirable as a condition of, or in connection with, such exercise or the issuance, delivery or purchase of shares thereunder, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, approval or exemption shall have been effected, obtained or perfected free of any conditions not acceptable to the Company.

          10. Use of Proceeds. The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options granted under the Plan shall be added to the Company’s general funds and used for general corporate purposes.

          11. Amendment, Suspension and Termination of the Plan. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that without approval by the shareholders of the Company representing a majority of the voting power, no such amendment shall (a) except pursuant to Paragraph 7, increase the maximum number of shares for which options may be granted under the Plan, (b) change the provisions of Subparagraph (a) of Paragraph 6 relating to the establishment of the option price, (c) change the provisions of Subparagraph (b) of Paragraph 6 relating to the expiration date of

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each option or (d) change the provisions of the second sentence of this Paragraph 11 relating to the term of this Plan. Unless the Plan shall theretofore have been terminated by the Board or as provided in Paragraph 12, the Plan shall terminate ten (10) years after the effective date of the Plan. No option may be granted during any suspension or after termination of the Plan. Except as otherwise provided in the Plan, no amendment, suspension or termination of the Plan shall, without an Optionee’s consent, alter or impair any of the rights or obligations under any option theretofore granted to such Optionee under the Plan.

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PROXY	PROXY

JMAR TECHNOLOGIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of JMAR Technologies, Inc. hereby appoints Joseph G. Martinez and Dennis E. Valentine and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 2002 Annual Meeting of the Shareholders of JMAR Technologies, Inc. to be held on Friday, December 6, 2002 at the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California, at 10:00 a.m., local time, and at any adjournment(s) thereof, with all powers, including voting rights, which the undersigned would possess if personally present at said meeting on the following:

(1)  Election of seven Directors of the Company to serve until the 2003 Annual Meeting of Shareholders of JMAR Technologies, Inc. and until their respective successors are duly elected and qualified.

☐ For all nominees listed below below (except as marked to the contrary below)	☐ Withhold Authority to vote for all listed

James H. Banister, Jr., C. Neil Beer, Vernon H. Blackman, Charles A. Dickinson, John S. Martinez, Barry Ressler and Ronald A. Walrod

     (INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name in the space provided below.)

(2)	Approval of Amendment to the Company’s 1999 Stock Option Plan to increase the number of shares reserved for purchase thereunder by 1,000,000 shares.

☐ For	☐ Against	☐ Abstain

(3)	Ratification of the appointment of Grant Thornton, LLP as the Company’s independent auditors.

☐ For	☐ Against	☐ Abstain

(Continued on reverse side.)

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED ON REVERSE SIDE, FOR APPROVAL OF THE AMENDMENT TO THE 1999 STOCK OPTION PLAN AND FOR THE APPOINTMENT OF GRANT THORNTON, LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

The undersigned hereby revokes any prior proxy and ratifies and confirms all the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges receipt of the Notice of the 2002 Annual Meeting of Shareholders and accompanying Proxy Statement dated October 23, 2002.

Dated: ______________________________ , 2002

___________________________________________ Signature

___________________________________________ Signature if held jointly

IMPORTANT: In signing this Proxy, please sign your name or names in the same way as shown at left. When signing as a fiduciary, please give your full title. If shares are registered in the names of two or more persons, each should sign.

IMPORTANT: PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

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